SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2004

LaBRANCHE & CO INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15251	13-4064735
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

One Exchange Plaza, New York, New York, 10006		10006
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 425-1144

Not Applicable

(Former name or former address, if changed since last report)

Item 5.                                   Other Events and Required FD Disclosure

On April 23, 2004, LaBranche & Co Inc. announced that it proposes to make a Rule 144A offering of $460 million in aggregate principal amount of senior notes due 2009 and senior notes due 2012.  LaBranche & Co Inc. also announced that it is extending the expiration date of the tender offer for all its outstanding 9-1/2% Senior Notes due August 2004 and all its 12% Senior Subordinated Notes due March 2007 to midnight, New York City time, on Monday, May 10, 2004 unless further extended by LaBranche & Co Inc.  A copy of this press release is attached hereto as Exhibit 99.1.

Item 12.                            Results of Operations and Financial Condition.

On April 23, 2004, LaBranche & Co Inc. issued a press release announcing its financial results for the first quarter of 2004.  The information set forth in the press release issued by LaBranche & Co Inc., attached hereto as Exhibit 99.2, is incorporated herein by reference.

Limitation on Incorporation by Reference

In accordance with General Instruction B.6 of Form 8-K, the information in this report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in such a filing.

All other Items of this report are inapplicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LaBranche & Co Inc.

Date: April 23, 2004	By:	/s/ Harvey S. Traison
		Name:	Harvey S. Traison
		Title:	Senior Vice President and Chief
Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1

Press release issued by LaBranche & Co Inc. announcing its proposal to commence a Rule 144A offering of its senior notes due 2009 and senior notes due 2012 and the extension of the expiration date of the tender offer for its 9-1/2% Notes and its 12% Notes, dated April 23, 2004.

99.2	Press release issued by LaBranche & Co Inc. regarding its financial results for the first quarter of 2004, dated April 23, 2004.